Exhibit 10.24

MARC A. CHINI
Executive Vice President
Human Resources
30 Rockefeller Plaza
New York, NY 10112
12 664 3507 tel
12 664 2648 fax
marc.chini@nbcuni.com

August 8, 2008

Mr. Jeffrey A. Zucker

c/o NBC Universal, Inc.

30 Rockefeller Plaza

New York, NY 10112

Dear Mr. Zucker:

Reference is made to the agreement dated as of February 7, 2007 by and between you and NBC Universal, Inc. (“NBCU”) and General Electric (the “Parent”) (the “Agreement”) with respect to the terms and conditions of your employment. All terms and conditions of the Agreement shall remain in full force and effect unless otherwise modified below.

Paragraph 10 (g) shall be replaced as follows:

You acknowledge and agree that you will abide and be bound by NBC Universal’s alternative dispute resolution program known as Solutions, which includes an obligation to submit any Covered Claim (as such term is defined in the program) to mediation and final and binding arbitration. A copy of Solutions is attached hereto as Exhibit A.

All other terms and conditions contained in the Agreement shall remain in full force and effect unless specifically modified above. Please indicate your acceptance and agreement by signature below.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date aforesaid.

Very truly yours,

NBC UNIVERSAL, INC.

ACCEPTED AND AGREED:

By:	/s/ Marc A. Chini	By:	/s/ Jeff A. Zucker
	Marc Chini		Jeff Zucker
Executive Vice President, Human Resources